EQUITABLE HYPERION MORTGAGE OPPORTUNITY FUND, INC. (the "Registrant")
          Form N-SAR for the period ending July 31, 1998
                        File Number 811-05820





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 28th day of September, 1998.




EQUITABLE HYPERION MORTGAGE OPPORTUNITY FUND, INC.





                                      By:      /s/Clifford Lai
                                               Clifford Lai
                                               President




Witness:   /s/Joe Tropeano
             Joe Tropeano
             Assistant Secretary